SECURITIES AND EXCHANGE COMMSSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: May 15, 2000

                               ADPADS INCORPORATED

             (Exact name of registrant as specified in its charter)

                          Colorado 000-28373 84-1306598
               (State of Incorporation)              (Commission (IRS Employer
                 File Number)                          Identification #)


                   1000 Highway 34, Matawan, New Jersey 07747

            ---------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (732)-290-8940
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)


                        Visual-Presentation Systems, Inc.

               16910 Dallas Parkway, Ste. 100, Dallas, Texas 75248
            ---------------------------------------------------------
                     (Registrant's former Name and Address)

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ITEM 4.    CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On May 15, 2000, the Registrant's Board of Directors notified that it had dismissed the independent certified public accounting firm of S. W. Hatfield, CPA of Dallas, Texas, effective immediately.

During the fiscal years ended December 31, 1999 and 1998, and the interim period subsequent to December 31, 1997, there were no disagreements with S. W. Hatfield, CPA on any matter of accounting principles or practices, financial statement disclosures, auditing scope or procedure or any other reportable events.

The independent auditor's report for the Registrant for the years ended December 31, 1998 and 1997 did not contain an adverse opinion, disclaimer of opinion or qualification as to any uncertainty or matter of audit scope of accounting principles.

The independent auditor's report for the Registrant for the years ended December 31, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion. However, the report contained the following language: "the Company is dependent upon its majority shareholder to maintain the corporate status of the Company and to provide all nominal working capital support on the Company's behalf. Because of the Company's lack of operating assets, its continuance is fully dependent upon the majority shareholder's continuing support. This situation raises a substantial doubt about the Company's ability to continue as a going concern."

ITEM 7.  EXHIBIT

The following exhibit is filed with this report on Form 8-K letter on change in certifying accountant.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

AdPads Incorporated

By:   /s/  David I. Brownstein
           ------------------------------
           David I. Brownstein, President